SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 1, 2005

Date of Report

(Date of earliest event reported)

ADVANCED DIGITAL INFORMATION CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-21103	91-1618616
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11431 Willows Road NE, PO Box 97057, Redmond, WA	98073-9757
(Address of Principal Executive Offices)	(Zip Code)

(425) 881-8004

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 1, 2005, Advanced Digital Information Corporation (the “Company”) announced that it plans to close its research and development facilities in Ithaca, New York and Santa Clara, California in fiscal 2005. The closings will affect approximately 60 employees at those offices, the majority of whom will have the opportunity to relocate elsewhere within the Company. The purpose of the changes is to improve customer service, optimize efficiency and lower the Company’s cost structure by streamlining and integrating overhead from several acquisitions. The Company still expects research and development spending to increase in absolute dollars during fiscal 2005. The Company expects the closings to be completed during the fourth quarter of fiscal 2005.

The Company currently anticipates total charges to operations from the closures of approximately $2.1 million to $4.0 million and currently expects to incur $2.1 million to $3.4 million of those charges during the second through fourth quarters of fiscal 2005 and up to $600,000 in future years. Of the total charges to be incurred, the Company currently anticipates approximate charges of $700,000 to $1.0 million related to severance, retention and employee relocation costs; $1.3 million to $2.5 million related to a lease termination; and $100,000 to $500,000 of other related costs. The lease termination costs exclude the impact of potential future sublease income, which has yet to be determined. Of the total charges, the Company currently anticipates that substantially all will relate to cash expenditures.

FORWARD-LOOKING INFORMATION

This report contains forward-looking statements relating to the Company’s products and services and future operating results that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The words “expect”, “anticipate”, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ from the Company’s expectations include, but are not limited to, general economic trends, purchase deferrals by customers, acceptance of new products, success of new sales channels, technical competition or obsolescence, supply constraints, changes in market pricing and production problems and the Company’s ability to complete the planned restructuring and exit activities on schedule and the possibility that actual cash expenditures and non-cash charges could exceed the Company’s estimates. Reference is made to the Company’s Annual Report on Form 10-K for the year ended October 31, 2004 for a more detailed description of factors that could affect the Company’s actual results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 4, 2005

Advanced Digital Information Corporation

By:	/s/ Jon Gacek
Jon Gacek
Chief Financial Officer and Executive Vice President—Finance and Operations